Exhibit 10.2

Execution

GUARANTY AGREEMENT

This Guaranty Agreement (this “Guaranty”) is made as of the 27th day of May, 2015, by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association, together with its successors and assigns, as administrative agent (in its capacity as administrative agent, the “Agent”), for itself as a lender and for the benefit of any other lenders which may from time to time become parties to the Credit Agreement pursuant to the terms thereof (collectively, the “Lenders”).

PRELIMINARY STATEMENTS

Agent, Lenders and ACRC LENDER B LLC, a Delaware limited liability company (“Borrower”), have entered into that certain Bridge Loan Warehousing Credit and Security Agreement, dated as of May 27, 2015 (herein called, as it may hereafter be amended, modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Credit Agreement”), which Credit Agreement sets forth the terms and conditions whereby the Lenders agree to make extensions of credit (the “Loan”) to Borrower.

A condition precedent to Agent’s and Lenders’ entering into the Credit Agreement and Lenders’ obligations to make the Loan to Borrower is Guarantor’s execution and delivery to Agent and Lenders of this Guaranty.

The Loan is, or will be, evidenced by certain Promissory Notes, executed by Borrower and payable to the order of each Lender in the aggregate principal face amount of Fifty Million Dollars ($50,000,000.00) (such Promissory Notes, as may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, are herein called, the “Notes”).

Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Credit Agreement.  This Guaranty is one of the Loan Documents described in the Credit Agreement.

STATEMENT OF AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Agent and each Lender to enter into the Credit Agreement and make the Loan and otherwise extend credit to Borrower, Guarantor hereby guarantees to Agent and each Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

1.             Guaranty of Payment.  Guarantor hereby unconditionally and irrevocably guarantees to Agent and each Lender the punctual performance of all Borrower’s Obligations under the Credit

Agreement, including, without limitation, payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, whether or not allowed in such proceeding), prepayment premiums, fees, late charges, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to (i) the terms of the Notes, the Credit Agreement, or any other Loan Documents, and (ii) all renewals, extensions, modifications, supplements, restatements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (i) and (ii) above in this Section 1 is herein collectively called the “Indebtedness”).  The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of performance and payment and not a guaranty of collection.

2.             Primary Liability of Guarantor.

(a)           This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance.  Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor.  This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, to the extent permitted by applicable law, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Agent or any Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever.

(b)           Guarantor hereby agrees that in the event of any Event of Default, Agent may, at its option, for itself or on behalf of any or all Lenders, proceed directly and at once, against Guarantor hereunder, without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, all such notices being hereby waived by Guarantor.  It shall not be necessary for Agent, in order to enforce payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or any other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent any Lender (to the extent permitted to do so under the Credit Agreement) from suing on such Lender’s Note or Agent from foreclosing upon the Collateral or any other collateral, or from exercising any other rights thereunder or under any other Loan Document, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Notes, and neither Agent nor any Lender shall be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.  At any sale of the Collateral or any other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, Agent or any Lender may at its discretion purchase all or any part of the Collateral or any other collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of such Lender’s respective Note and other Loan Documents.

(c)           Suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Agent against the Guarantor.  Any time that Agent is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance.  If Agent elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full.  If Agent elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

3.             Certain Agreements and Waivers by Guarantor.

(a)           Guarantor hereby agrees that neither Agent’s rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(1)           any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any law;

(2)           any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;

(3)           the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(4)           the operation of any statutes of limitation or other laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Agent against Guarantor, to the fullest extent permitted by law;

(5)           any homestead exemption or any other exemption that is waivable under applicable law;

(6)           any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;

(7)           whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by

Agent covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, (except to the extent expressly so released) or any complete or partial release of Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(8)           the insolvency, bankruptcy, dissolution, liquidation, termination (other than a discharge as a result of a payment in full of the Guaranteed Obligations and the termination of all Commitments under the Credit Agreement), receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(9)           either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Agent or any Lender to Borrower, Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(10)         any neglect, lack of diligence, delay, omission, failure, or refusal of Agent to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(11)         any failure of Agent to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Agent against Borrower or any security or other recourse, or of any new agreement between Agent, any Lender and Borrower, it being understood that Agent shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Guarantor acknowledges and agrees that Agent shall have no duty to notify Guarantor of any information which Agent or any Lender may have concerning Borrower;

(12)         if for any reason Agent or any Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(13)         the making of advances by Agent to protect its interest in any collateral, preserve the value of any collateral or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(14)         the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Agent, any Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Credit Agreement or any other Loan Document;

(15)         the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto (other than a defense of payment and performance in full), or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance (other than a discharge by reason of payment and performance in full of the Guaranteed Obligations and the termination of all Commitments under the Credit Agreement), it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(16)         any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Agent or any Lender, or any action taken or omitted by Agent or any Lender in any such proceedings, including any election to have Agent’s or any Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Agent or any Lender in any such proceedings or the taking and holding by Agent or any Lender of any security for any such extension of credit;

(17)         any other condition, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(18)         any early termination of any of the Guaranteed Obligations (other than due to payment and performance in full and termination of all Commitments under the Credit Agreement); or

(19)         Agent’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis.

(b)           In the event any payment by Borrower or any other Person to Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Agent of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Agent or any Lender or paid by Agent or any Lender to Borrower or any other Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Agent or any Lender and any attorneys’ fees, costs and expenses paid or incurred by Agent or any Lender in connection with any such event.

(c)           It is the intent of Guarantor and Agent and each Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Agent shall be entitled to continue to hold this Guaranty in its possession for a period of ninety one (91) days from the date the Guaranteed Obligations are paid and performed in full and all Commitments are terminated under the Credit Agreement, and for so long thereafter as may be necessary to enforce any obligation of Guarantor hereunder and/or to exercise any right or remedy of Agent hereunder.

(d)           Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Agent or any Lender to Borrower in excess of the Guaranteed Obligations.  All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Agent or any Lender from Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Agent hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Agent or any Lender.  Agent shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Agent’s sole and absolute discretion.

(e)           If acceleration of the time for payment of any amount payable by Borrower under the Notes, the Credit Agreement, or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Agent.

4.             Subordination.  If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a)           such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations.

(b)           Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed.

(c)           In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Agent shall have the right to prove its and each Lender’s claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default or Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed.  If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 4, Guarantor shall pay the same to Agent immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Agent and shall have absolutely no dominion over the same except to pay it immediately to Agent.

(d)           Upon request of Agent, Guarantor shall promptly execute such documents and perform such acts as Agent may require from time to time to permit or facilitate the exercise of Agent’s rights under this Section 4.

5.             Other Liability of Guarantor or Borrower.  If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent hereunder shall be cumulative of any and all other rights that Agent may have against Guarantor.  If Borrower is or becomes indebted to Agent or any Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of Borrower to Agent or such Lender may be applied to such other indebtedness.  This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given.  Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.

6.             Agent and Lender Assigns; Disclosure of Information.  This Guaranty is for the benefit of Agent, each Lender and each of their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations.  Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.  Agent and each Lender may sell or offer to sell the Loan or interests therein to one or more Assignees or

Participants.  Guarantor shall execute, acknowledge and deliver any and all instruments reasonably requested by Agent in connection therewith, and to the extent, if any, specified in any such assignment or participation, such Assignee(s) or Participant(s) shall have the same rights and benefits with respect to the Loan Documents as the assignor or the party granting the participation.  Agent may disclose to any such Assignee or Participant or prospective Assignee or Participant, to Agent’s or any Lender’s affiliates, including, without limitation, Bank of America Merrill Lynch, to any regulatory body having jurisdiction over any of them and to any other parties as necessary or appropriate in Agent’s reasonable judgment, any information Agent now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed Obligations.

7.             Binding Effect.  This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and assigns.

8.             Governing Law; Forum; Consent to Jurisdiction.  The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the law of the State of New York (including Sections 5-1401 and 5-1402 of the general obligations law, but otherwise without regard to its conflicts of law rules), and is intended to be performed in accordance with, and only to the extent permitted by, such laws.  All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.  Guarantor hereby irrevocably submits generally and unconditionally for Guarantor and in respect of Guarantor’s property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section 8 and to the jurisdiction of any state or United States federal court sitting in such state, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations.  Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court in which Guarantor is subject to jurisdiction.  Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section 8 may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which Agent receives actual notice from Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Guarantor in any other court or jurisdiction.  The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto.  Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Agent shall deem necessary and desirable.

9.             Invalidity of Certain Provisions.  If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

10.          Attorneys’ Fees and Costs of Collection.  Guarantor shall pay on demand all reasonable attorneys’ fees and all other costs and expenses incurred by Agent in the enforcement of or preservation of Agent’s rights under this Guaranty including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one.  Guarantor agrees to pay interest on any expenses or other sums due to Agent under this Section 10 that are not paid when due, at a rate per annum equal to the interest rate applicable to the Loan upon an Event of Default.  Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations.  All such fees, costs and expenses incurred by Agent shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations, and shall be payable by Guarantor on demand by Agent.

11.          Payments.  All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12.          No Usury; Controlling Agreement.  It is not the intention of Agent or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable law.  Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law.  The provisions of this Section 12 shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Agent.

13.          Representations and Warranties of Guarantor.  Guarantor hereby represents, warrants, and covenants, as of the date hereof and, except to the extent relating to a specific date or as otherwise contemplated and permitted hereunder, as of the date of each Warehousing Advance Request and as of the making of each Warehousing Advance, that:

(a)           Guarantor has a financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor;

(b)           this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other Laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

(c)           Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected, which violation or default would reasonably be expected to result in a Material Adverse Effect;

(d)           Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has full power and authority to enter into and perform this Guaranty;

(e)           after giving effect to this Guaranty, Guarantor is Solvent, is not engaged or about to engage in any business or a transaction for which Guarantor has unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature;

(f)            Agent has no duty at any time to investigate or inform Guarantor of the financial or business condition or affairs of Borrower or any change therein, and Guarantor will keep fully apprised of Borrower’s financial and business condition;

(g)           Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Borrower or any other Person;

(h)           Guarantor has read and fully understands the provisions contained in the Note, the Credit Agreement, and the other Loan Documents; and

(i)            without limiting the foregoing, each representation and warranty made in the Credit Agreement with respect to Guarantor is hereby incorporated herein by reference as if made directly by the Guarantor therein, is true and correct in all material respects and does not omit any material information required to make such representation or warranty not materially misleading in light of the circumstances and contexts made.

Guarantor’s representations and warranties are a material inducement to Agent and each Lender to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

14.          Certain Covenants and Agreements of Guarantors.  Guarantor hereby covenants and agrees that (a) all financial statements hereafter furnished to Agent by Guarantor pursuant to Section 7.1 of the Credit Agreement fairly present in all material respects the financial condition and results of operations of Guarantor and Guarantor’s Consolidated Group in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments which shall not be material); and (b) Guarantor will comply with all covenants in the Credit Agreement applicable to Guarantor, including, without limitation, pursuant to Section 7.1 thereof with respect to the delivery of financial statements and Section 7.8 thereof with respect to financial covenants.

15.          Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt on a Business Day during the recipient’s customary business hours (and otherwise  on the next Business Day at the opening of business of the recipient); provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section 15 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

16.          Cumulative Rights.  The exercise by Agent of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  Agent shall have all rights, remedies and recourses afforded to Agent by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of Agent, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive.  No waiver of any default on the part of Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.  The granting of any consent, approval or waiver by Agent shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose.  No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances.  No provision of this Guaranty or any right, remedy or recourse of Agent with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to Guarantor, by Agent.

17.          Term of Guaranty.  This Guaranty shall continue in effect until all of the Guaranteed Obligations and all of the obligations of Guarantor to Agent and to each Lender under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement, including, without limitation, subsequent to, and notwithstanding, any return of the Guaranty to the Guarantor.

18.          Subrogation.  Notwithstanding anything to the contrary contained herein, Guarantor shall not have any right of subrogation in or under any of the Loan Documents or any right to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness  and/or the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Indebtedness and the Guaranteed Obligations have been fully and finally paid, performed and all Commitments have been terminated under the Credit Agreement, and Guarantor hereby waives all of such rights.  This waiver is given to induce Agent and each Lender to enter into the Credit Agreement and each Lender to make the Loan to Borrower.

19.          Further Assurances.  Guarantor at Guarantor’s expense will promptly execute and deliver to Agent upon Agent’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

20.          No Fiduciary Relationship.  The relationships between Agent and each Lender, and Guarantor, are solely that of creditor and guarantor.  Neither Agent nor any Lender has any fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Agent or any Lender.

21.          Interpretation.  The term “Agent” shall be deemed to include any subsequent Administrative Agent under the Credit Agreement.  The term “Lender” shall be deemed to include any subsequent holder(s) of any Note.  Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender.  Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.  All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document.  The terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty.  The terms “include” and “including” shall be interpreted as if followed by the words “without limitation”.  All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America.

22.          Time of Essence.  Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

23.          Counterparts.  This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same agreement.

24.          Entire Agreement.  This Guaranty embodies the entire agreement of Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations.  No condition or conditions precedent to the effectiveness of this Guaranty exist.  This Guaranty shall be effective upon execution by Guarantor and delivery to Agent.  This Guaranty may not be modified, amended or superseded except in a writing signed by Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

25.          Discharge of Guaranty.    At such time as there has been a discharge in full of the Guaranteed Obligations and all Commitments have been terminated under the Credit Agreement, this Guaranty and all obligations (other than those expressly stated to survive such termination) of Agent and Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.  At the request of Guarantor following any such termination, the Agent shall execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination.

26.          WAIVER OF JURY TRIAL.  GUARANTOR WAIVES TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY LEGAL PROCEEDING OR OTHER ANY ACTION WITH RESPECT TO ANY SUCH DISPUTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  GUARANTOR AND AGENT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 26 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guranty as of the date first written above.

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name: Anton Feingold
Title: Vice President

Address of Guarantor:

One North Wacker Drive, 48th Floor

Chicago, IL 60606

Fax No.:

Address of Agent:

Bank of America, N.A.

225 Franklin Street

Mail stop:  MA1-225-02-04, 2nd Floor

Boston, Massachusetts 02110

Attention:  Mr. Andrew Blomstedt, Vice President

Fax No.: (617) 346-3491

[Signature page to Guaranty Agreement]